Exhibit 99.1

Contacts:
Investors/Corporate:                 Media:
John R. Emery                   Felicia Vonella / Kellie Walsh
Chief Financial Officer                Lazar Partners Ltd.
(732) 537-4804                          (212) 843-0210 / (646) 871-8480
investor@ventiv.comfvonella@lazarpartners.com
kwalsh@lazarpartners.com

VENTIV HEALTH REPORTS FINANCIAL RESULTS
FOR THIRD QUARTER 2004 AND INCREASES 2004 GUIDANCE

•	Quarterly revenues up 50% to $88.9 million; EPS up 67% to $0.20
•	Increasing 2004 EPS guidance from $0.69-$0.72 to $0.76-$0.77
•	Deployment progressing well for approximately 1,200 sales representatives on recently-won contracts
•	Strategic acquisition of Smith Hanley Corporation completed on October 13th

SOMERSET, NEW JERSEY, November 8, 2004 -- Ventiv Health, Inc. (NASDAQ: VTIV), a leading provider of late-stage clinical, sales, marketing and compliance solutions to the world’s largest pharmaceutical companies as well as to emerging and specialty pharmaceutical and biotech organizations, today announced financial results for the third quarter of 2004.

Quarterly results from continuing operations:

•	Total revenues for the third quarter of 2004 were $88.9 million, compared to $59.3 million for the third quarter of 2003.

•	Earnings before income taxes were $8.2 million, compared to $4.8 million for the third quarter of 2003.

•	Net earnings after income taxes were $5.1 million, compared to $3.0 million for the third quarter of 2003.

•	Diluted net earnings per share from continuing operations after income taxes were $0.20, compared to $0.12 for the third quarter of 2003.

Eran Broshy, CEO of Ventiv, commented, "I am extremely pleased with Ventiv’s third quarter results, which have substantially exceeded our expectations. This strong performance was the result of several large new contract sales team wins within Ventiv Pharma Services, as well as new contract wins in our Franklin Group business. I am particularly pleased that we have been able to re-deploy sales representatives from older contracts to recently-won longer-lived contracts, which puts us in a very strong position going forward."

"I am also pleased that Ventiv has completed the strategic acquisition of Smith Hanley Corporation, a leading provider of late-stage clinical staffing and recruiting services to the U.S. pharmaceutical industry. This acquisition, which is immediately accretive, enables Ventiv to further broaden the range of services to our pharmaceutical clients, work with a broad range of clients earlier in the drug lifecycle, cross-sell services across our marketing, sales and clinical divisions and diversify our revenues and earnings across multiple strong businesses."

Quarterly highlights include:

•	The announcement of a multi-year contract with Aventis Pharmaceuticals for 452 sales representatives.

•	Multi-year sales contracts won with two large global pharmaceutical companies for teams totaling over 400 sales representatives.

•	Successfully negotiating an early wind-down of a four-year contract with Bayer Corporation in order to redeploy those sales representatives onto recently won longer-lived multi-year contracts with other top tier pharmaceutical companies.

•	Several new contracts awarded to The Franklin Group, including management of Bristol Myers Squibb’s corporate-wide Patient Assistance Program.

•	Completion of the acquisition of Smith Hanley Corporation, a leading provider of late-stage clinical staffing and recruiting services to the U.S. pharmaceutical industry, on October 13, 2004.

•	Total cash balances of $93 million as of September 30, 2004, and current balances of approximately $62 million after the Smith Hanley acquisition.

Mr. Broshy continued, "Given our continued very strong performance, Ventiv is increasing its 2004 earnings per share guidance from $0.69-$0.72 to $0.76-$0.77."

Conference Call Information:

Monday, November 8, 2004, 8:30am Eastern Time
Call in number: 706-634-1065
Live and archived webcast: www.ventiv.com

VENTIV HEALTH, INC. REPORTS THIRD QUARTER 2004 RESULTS Page of

About Ventiv Health

Ventiv Health, Inc. ("Ventiv") (NASDAQ: VTIV) is a leading provider of late-stage clinical, sales, marketing and compliance solutions to the world’s largest pharmaceutical companies as well as to emerging and specialty pharmaceutical and biotech organizations. Ventiv’s clients include more than 75 pharmaceutical and biotech organizations, including virtually all of the top 20 global pharmaceutical companies.

The Ventiv delivery model is flexible and client-focused, enabling Ventiv to rapidly respond to changing client needs and market conditions across the full spectrum of late-stage clinical, sales, marketing and compliance services, with both integrated and independent programs. These include: Sales and Marketing Teams (Ventiv Sales and Marketing Teams™), Clinical Staffing and Recruiting (Smith Hanley Corporation), Planning and Analytics (Health Products Research®), Sample Accountability/Patient Assistance Programs (The Franklin Group), Marketing Support (PROMOTECH), Recruitment (Ventiv Recruitment Services™), Professional Development and Training (Ventiv Professional Development Group™), Data Solutions (Total Data Solutions™) and Clinical Support (The Therapeutics Institute™). Ventiv is a multi-disciplinary company with a singular focus on providing excellence in customized solutions to meet clients’ late-stage clinical, sales, marketing and compliance objectives.

Ventiv’s approximately 4,000 employees support over 75 client organizations. For more information on Ventiv Health, Inc., visit www.ventiv.com.

VENTIV HEALTH, INC. REPORTS THIRD QUARTER 2004 RESULTS Page of

Ventiv Health, Inc.
Condensed Consolidated Statements of Operations
($’s in 000’s, except share and per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Revenues	$88,853	$59,291	$234,735	$149,183
Operating expenses:
Costs of services	72,022	47,968	188,629	123,808
Selling, general and administrative expenses	8,604	6,516	22,174	17,750
Restructuring	--	--	(264)	--
Gain on sale of real estate	--	--	--	(392)
Total operating expenses	80,626	54,484	210,539	141,166

Operating earnings	8,227	4,807	24,196	8,017
Net interest expense	(23)	(33)	(179)	(54)
Earnings from continuing operations before income taxes	8,204	4,774	24,017	7,963
Provision for income taxes	(3,117)	(1,814)	(9,126)	(3,026)
Earnings from continuing operations	5,087	2,960	14,891	4,937

Discontinued operations:
Losses from discontinued operations, net of taxes	--	(525)	--	(4,154)
Gains (losses) on disposals of discontinued operations, net of taxes	223	(5,553)	2,131	(6,906)
Net earnings (losses) from discontinued operations, net of taxes (1)	223	(6,078)	2,131	(11,060)

Net earnings (losses)	$5,310	$(3,118)	$17,022	$(6,123)

Earnings per share from continuing operations:
Basic	$0.21	$0.13	$0.63	$0.22
Diluted	$0.20	$0.12	$0.59	$0.21

Earnings (losses) per share from discontinued operations:
Basic	$0.01	$(0.27)	$0.09	$(0.49)
Diluted	$0.01	$(0.26)	$0.09	$(0.48)

Consolidated earnings (losses) per share:
Basic	$0.22	$(0.14)	$0.72	$(0.27)
Diluted	$0.21	$(0.14)	$0.68	$(0.27)

Weighted average number of common shares outstanding:
Basic	23,850,988	22,880,004	23,520,253	22,886,178
Diluted	25,499,707	23,910,383	25,055,836	23,634,323

(1)	Net earnings (losses) from discontinued operations include Ventiv’s Communications and European Contract Sales businesses, which have been divested.

VENTIV HEALTH, INC. REPORTS THIRD QUARTER 2004 RESULTS Page of

Ventiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(unaudited)
	September 30,	December 31,
	2004	2003

Cash (1)...................	$92,966	$56,642
Account Receivable, Net...........	43,658	41,836
Unbilled Services................	23,692	21,347
Client Advances & Unearned Revenue.......	8,589	4,859
Working Capital (2)...............	82,924	68,402
Capital Lease Obligations............	29,842	26,588
Depreciation (3)...............	11,250	9,485
Amortization (3)...............	80	19
Days Sales Outstanding (4)..........	79	103

1)	Cash includes restricted cash of $5.2 million at September 30, 2004 and $1.7 million at December 31, 2003.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Depreciation and amortization are reported on a year-to-date basis.

4)	Days Sales Outstanding is measured using the combined amounts of Accounts Receivable and Unbilled Services outstanding as of the balance sheet date, against Revenues for the trailing 12-month period then ended.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause Ventiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; uncertainties related to future incentive payments and revenue share agreements; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by Ventiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.